Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 27, 2012

Ladies and Gentlemen:

We have acted as counsel to Lender Processing Services, Inc., a Delaware corporation (the “Company”) and each of the guarantors listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act, and the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate number of (a) debt securities of the Company (the “Debt Securities”) issued under an indenture (the “Indenture”) to be entered into from time to time by each of the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and (b) guarantees by the Guarantors of the Debt Securities (the “Debt Guarantees”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Registration Statement and (b) the form of the Indenture attached as Exhibit 4.1 to the Registration Statement.

We have relied, with respect to certain factual matters, upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws,

(b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and Debt Guarantees are offered or issued as contemplated by the Registration Statement, (c) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Debt Securities and Debt Guarantees offered thereby and will comply with all applicable laws, (d) any Debt Securities and Debt Guarantees to be issued will be issued and sold in accordance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities and Debt Guarantees offered or issued will have been duly authorized and validly executed and delivered by the Company and/or the relevant Guarantors, as applicable, together with the other parties thereto, and (f) none of the terms of the Debt Securities or Debt Guarantees, nor the issuance and delivery of the Debt Securities or Debt Guarantees, nor the compliance by the Company or the Guarantors with the terms of the Debt Securities or Debt Guarantees, will violate any applicable laws or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any of the Guarantors or any restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Guarantors, we are of the opinion that:

1. With respect to the Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the due and valid issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement, including any supplemental indenture related thereto, approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. With respect to the Debt Guarantees, when (a) the Trustee is qualified to act as Trustee under the Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company and the relevant Guarantors to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the board of directors or board of managers, as applicable, of the applicable Guarantor has taken all necessary corporate action to approve the due and valid issuance and terms of the Debt

Guarantees and related matters and (f) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement, including any supplemental indenture related thereto, approved by the Board, upon payment of the consideration therefor provided for therein, each such Debt Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture or the Debt Securities or Debt Guarantees that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Debt Securities or Debt Guarantees to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.

We understand that we may be referred to under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are furnishing this opinion to you, solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated or otherwise referred to for any other purpose.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Lender Processing Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

O

Annex A

Guarantors

1.	DOCX, LLC

2.	Espiel, Inc.

3.	Lender Processing Services, LLC

4.	Lender’s Service Title Agency, Inc.

5.	LPS Agency Sales and Posting, Inc.

6.	LPS Applied Analytics, LLC

7.	LPS Asset Management Solutions, Inc.

8.	LPS Default Management, LLC

9.	LPS Default Solutions, Inc.

10.	LPS Field Services, Inc.

11.	LPS IP Holding Company, LLC

12.	LPS Management, LLC

13.	LPS Mortgage Processing Solutions, Inc.

14.	LPS National Flood, LLC

15.	LPS National TaxNet, Inc.

16.	LPS Origination Technology, Inc.

17.	LPS Portfolio Solutions, LLC

18.	LPS Real Estate Data Solutions, Inc.

19.	LPS Real Estate Group, Inc.

20.	LPS Valuation Solutions, LLC

21.	LRT Record Services, Inc.

22.	LSI Alabama, LLC

23.	LSI Appraisal, LLC

24.	LSI Title Agency, Inc.

25.	LSI Title Agency of Arkansas, LLC

26.	LSI Title Company

27.	LSI Title Company of Oregon, LLC

28.	LSI Title Insurance Agency of Utah, Inc.

29.	McDash Analytics, LLC

30.	OnePointCity, LLC

31.	RealEC Technologies, Inc.